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                                                                      EXHIBIT 21

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Private Media Group, Inc. . Subsidiaries as of 98-09-25

Name of Subsidiary                   Place of Incorporation           Owner                          Percent Owned
------------------                   ----------------------           -----                          -------------
Cine Craft, Ltd.                     GIBRALTAR                        Private Media Group, Inc.      100%
Milcap Media, Ltd.                   CYPRUS                           Private Media Group, Inc.      100
Milcap Publishing Group AB           SWEDEN                           Milcap Media, Ltd.             100
Milcap Publishing Group Italy Sri    ITALY                            Milcap Publishing Group AB     100
Normcard AB                          SWEDEN                           Milcap Publishing Group AB     100
Milcap Media Group SA                SPAIN                            Milcap Publishing Group AB     100
Private France SA                    FRANCE                           Milcap Media Group SA           98

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